Exhibit 99.1

January 2014

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; implementation of or changes in government regulations or programs affecting MFA’s business; MFA's estimates regarding taxable income the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on Non-Agency MBS and the extent of prepayments, realized losses and changes in the composition of MFA's Agency MBS and Non-Agency MBS portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA's Board of Directors and will depend on, among other things, MFA's taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the SEC relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are in engaged in the business of acquiring mortgages and mortgage-related interests; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2 Forward Looking Statements

3 MFA Financial, Inc. MFA is an internally managed REIT that seeks to deliver shareholder value through both the generation of distributable income and through asset performance linked to improvement in residential mortgage credit fundamentals.

4 Our Strategy is to Identify the Best Investment Opportunities Throughout the Residential MBS Universe Non-Agency MBS selection is driven by credit analysis and expected return. Agency MBS selection is driven by analysis of interest rate sensitivity, prepayment exposure and expected return.

5 MFA has a Long Track Record of Delivering Attractive Shareholder Returns 15.19% Annual Return since January 2000 625.7% Total Stockholder Return since January 2000 Source: Bloomberg As of December 31, 2013 Includes reinvestment of dividends.

Fourth Quarter 2012 First Quarter 2013 Second Quarter 2013 Third Quarter 2013 Yield on Interest Earning Assets 4.10% 4.02% 4.01% 4.05% Net Interest Rate Spread 2.33% 2.32% 2.38% 2.24% Debt Equity Ratio 3.04x 3.09x 3.14x 3.07x 6 Despite Changing Interest Rates and Prepayment Speeds, MFA’s Key Metrics Have Remained Consistent Over the Last Year

MFA Asset Allocation

Investment in Residential MBS Including both Agency MBS and Non-Agency MBS

At September 30, 2013	Agency MBS	Non-Agency MBS (1)	MBS Portfolio	Cash	Other, net	Total
($ in thousands)						
Market Value	$ 6,697,689	$ 5,079,609	$ 11,777,298	$ 563,127	$ (38,801)	$ 12,301,624
Less Financing and Payables (2)	(5,895,942)	(3,180,256)	(9,076,198)	-	(100,000)	(9,176,198)
Equity Allocated	$ 801,747	$ 1,899,353	$ 2,701,100	$ 563,127	$ (138,801)	$ 3,125,426
Less Swaps at Market Value	-	-	-	-	(51,901)	(51,901)
Net Equity Allocated	$ 801,747	$ 1,899,353	$ 2,701,100	$ 563,127	$ (190,702)	$ 3,073,525
Debt/Net Equity Ratio (3)	7.35 x	1.67 x	-	-	-	3.07 x
For the Quarter Ended September 30, 2013						
Yield on Average Interest Earning Assets	2.13%	7.33%	4.20%	0.02%	-	4.05%
Less Average MBS Cost of Funds (4)	(1.12)	(2.91)	(1.74)	-	-	(1.74)
Less Cost of Senior Notes	-	-	-	-	(8.03) %	(8.03)
Net Interest Rate Spread	1.01%	4.42%	2.46%	0.02%	(8.03) %	**2.24%**

(1)Information presented with respect to Non-Agency MBS, related repurchase agreement borrowings and resulting totals are presented on a non-GAAP basis. Includes $106.2 million Non-Agency MBS and $82.4 million repurchase agreements underlying "linked transactions." The purchase of a Non-Agency MBS and contemporaneous repurchase borrowing of this MBS with the same counterparty are accounted for under GAAP as a linked transaction. The two components of a linked transaction (MBS and associated borrowings under a repurchase agreement) are evaluated on a combined basis and are presented net as linked transactions on our consolidated balance sheet.

(2) Financings include repurchase agreements, securitized debt, senior notes and payable for unsettled purchases.

(3) Represents sum of financings (and with respect to the "Total" column, also the obligation to return securities obtained as collateral of $246.9 million) as a multiple of net equity allocated.

(4) Average cost of funds includes interest on repurchase agreements, including the cost of swaps, and securitized debt. Non-Agency cost of funds includes 57 basis points associated with Swaps to hedge additional interest rate sensitivity on these assets.

MFA FINANCIAL, INC.

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8 Interest Rate Risk Mitigated by Asset Selection Our seasoned Non-Agency MBS acquired at a discount are sensitive to mortgage credit fundamentals and have less sensitivity to changes in interest rates than Agency MBS of similar term. Additionally, 70% of MFA’s Non-Agency MBS are Hybrid ARMs further reducing their interest rate sensitivity. The duration of our Agency MBS Hybrid ARMs (60% of MFA’s Agency MBS) and 15-Year Agency MBS decreases over time as the underlying mortgages get closer to coupon reset or maturity. Our seasoned Agency MBS portfolio (41 month average loan age) combined with coupon resets and short contractual maturity limits extension risk.

9 MFA’s Interest Rate Sensitivity Assets Market Value Average Coupon Duration Non-Agency ARMs (12 months or less MTR) $2,873 2.95% 0.5 Non-Agency Hybrid (12-48 MTR) $628 4.92% 1.1 Non-Agency Fixed Rate $1,474 5.81% 3.5 Agency ARMs (12 months or less MTR) $1,237 2.73% 0.8 Agency ARMs (12-120 MTR) $2,904 3.43% 2.2 Agency 15 Year Fixed Rate $2,503 3.14% 4.2 Cash $530 0.0 TOTAL ASSETS $12,149 2.1 Hedging Instruments Notional Amount Duration Swaps (Less than 3 years) $1,456 -0.9 Swaps (3-6 years) $1,000 -3.9 Swaps (6-10 years) $1,600 -6.3 TOTAL $4,056 -3.8 Net Duration 0.82 Dollars in millions, data as of 11/30/13 *Non-Agency market value includes approximately $104 million in aggregate of MBS underlying Linked Transactions for GAAP financial reporting purposes

10 MFA Strategy: Significant Investment in Non-Agency MBS MFA owns approximately $4.97 billion market value ($5.87 billion face amount) of Non-Agency MBS, with an average amortized cost of 73.4% of par. In the third quarter, these assets generated a loss-adjusted yield of 7.33% on an unlevered basis. Over the past year, we have lowered our estimate of future losses within MFA’s Non-Agency MBS portfolio due to a combination of both home price appreciation and mortgage amortization. Accordingly, as of September 30, 2013, $241.3 million had been transferred from credit reserve to accretable discount over the 12 months through such date. This increase in accretable discount will be realized in income over the life of the Non-Agency MBS. Information presented as of September 30, 2013.

Credit Reserve Reductions: What is the Impact on Financial Statements? 11 Credit Reserve Reductions Increase Future Earnings Interest income on MFA’s Non-Agency RMBS will increase by the amount of the Credit Reserve transfer over the remaining life of these assets Additional interest income on Non-Agency RMBS increases yields prospectively Total credit reserve transfers over 7 quarters in 2012 and 2013 has increased Non-Agency portfolio yield by approximately 70 basis points in total Credit Reserve Reductions Do Not Impact Book Value MFA’s Book Value is determined by the fair market value of our investment portfolio Neither Credit Reserve nor Accretable Discount is a balance sheet line item

Non-Agency MBS: 20 Largest Positions

MFA's Non-Agency yields are based on projections that assume defaults well in excess of currently delinquent mortgages

% of Total Portfolio	Collateral Type	FICO	WALA	Credit Support (%)	Current LTV	60+ DQ	Projected Defaults	3 Month CRR	Always Current Last 12mo	Projected Principal Recovery	6 Month Loss Severity
1.7%	7/23	723	75	0.0	78	16%	33%	15%	70%	85%	42%
1.6%	10/20	748	73	0.0	80	19%	24%	10%	77%	89%	63%
1.3%	10/20	718	86	1.5	83	20%	47%	8%	66%	75%	32%
1.2%	10/20	741	76	0.0	91	17%	35%	13%	65%	83%	48%
1.1%	Fixed	714	101	4.0	78	10%	30%	10%	68%	80%	50%
1.1%	10/20	736	82	0.0	84	13%	31%	14%	74%	86%	55%
1.1%	Fixed	726	76	0.0	83	19%	30%	6%	66%	71%	61%
1.1%	5/25	729	98	5.7	80	19%	27%	6%	66%	90%	45%
1.0%	Fixed	696	94	0.0	86	30%	48%	6%	53%	75%	67%
1.0%	Fixed	742	77	0.0	84	12%	25%	23%	74%	79%	45%
0.9%	5/25	727	107	8.2	81	13%	19%	8%	79%	97%	36%
0.9%	5/25	746	74	0.0	85	11%	29%	6%	78%	84%	42%
0.9%	7/23	731	85	0.0	84	15%	32%	20%	67%	85%	43%
0.9%	5/25	724	106	11.3	79	6%	19%	7%	82%	98%	31%
0.8%	5/25	722	74	0.0	83	22%	40%	8%	71%	78%	58%
0.8%	5/25	734	91	1.2	78	6%	21%	14%	84%	91%	40%
0.8%	5/25	720	108	13.8	71	10%	23%	7%	78%	100%	52%
0.8%	5/25	713	102	0.0	82	12%	30%	9%	69%	85%	56%
0.8%	10/20	721	96	2.1	85	18%	37%	14%	67%	84%	58%
0.8%	5/25	709	95	0.7	86	28%	49%	5%	55%	71%	53%
Total/weighted average:											
20.5%		**727**	**87**	**2.1**	**82**	**16%**	**32%**	**11%**	**70%**	**84%**	**49%**

MFA FINANCIAL, INC.

Data as of September 30, 2013
FICO scores as of deal origination date.
Source: RBS Research

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13 LTV’s Continued to Decline in 2013 Weighted average LTV of the portfolio continued to trend downward in 2013 The amount of loans in the portfolio that are under water is decreasing Lower LTV’s lessen the likelihood of defaults and simultaneously decrease loss severities Data as of 11/30/13 Source: Loan Performance

14 Improving Credit: Home Price Appreciation Drives LTVs Down 45.1% of the underlying loans in the Non-Agency portfolio are in California Source: CoreLogic, 1010 data HPA=Home Price Appreciation HPI Data as of October 2013. October 2012 12 Month HPA >20% 16 - 20% 11 - 15% 6 - 10% 0 - 5% -2 - 0% -5 - -2% No Data 4.8% of portfolio 10.8% of portfolio 5.6% of portfolio 3.1% of portfolio 2.2% of portfolio MFA Portfolio Top 5 California County Concentrations County % of MFA Non-Agency Portfolio 12 Month HPA – October 2013 Los Angeles 10.8% + 23.0% Orange 5.6% + 20.5% San Diego 4.8% + 21.8% Santa Clara 3.1% + 19.2% Alameda 2.2% + 24.6% October 2013

15 Improving Credit: Home Price Appreciation Drives LTVs Down Florida makes up MFA’s second largest Non-Agency geographic concentration with 7.9% of the portfolio Source: CoreLogic, 1010 data HPA=Home Price Appreciation HPI Data as of October 2013. MFA Portfolio Top 5 Florida County Concentrations County % of MFA Non-Agency Portfolio 12 Month HPA – October 2013 Miami-Dade 1.2% + 14.3% Broward 1.1% + 15.7% Palm Beach 0.9% + 14.1% Orange 0.5% + 13.1% Hillsborough 0.4% + 12.9% October 2012 0.5% of portfolio 0.4% of portfolio 0.9% of portfolio 1.1% of portfolio 1.2% of portfolio 12 Month HPA >20% 16 - 20% 11 - 15% 6 - 10% 0 - 5% -2 - 0% -5 - -2% No Data October 2013

16 Improving Credit: Current to 60 Days Delinquency Transition Rate for MFA’s Non-Agency Portfolio has Trended Down MFA’s Non-Agency Portfolio Current to 60 Days Delinquency Transition Rate as of November 30, 2013 Source: CoreLogic, 1010 Data Nov-13

17 Improving Credit: Yet Substantial Credit Reserves We maintain a substantial credit reserve of $1.1 Billion. Credit assumption changes would impact earnings over time. Dollars in Millions Non-Agency Portfolio as of September 30, 2013.

18 MFA Financial, Inc. Strategy is to identify the best investment opportunities within the Residential MBS universe. Internally managed. 15.19% annual return and 625.7% total return since 2000 (including reinvestment of dividends). Significant $4.97 billion market value investment in Non-Agency MBS sector which generated a 7.33% loss-adjusted unlevered yield in the third quarter. A combination of low mortgage rates, rising multifamily rents, limited housing supply, capital flows into own-to-rent purchases and demographic driven U.S. household formation, has led to price appreciation on a nationwide basis.

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